UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a‑101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

ALERUS FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2020

The following notice supplements and relates to the proxy statement of Alerus Financial Corporation (the “Company”), dated April 1, 2020, that was furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on May 12, 2020. This notice is being filed with the Securities and Exchange Commission and made available to stockholders on or about April 20, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT OF THE COMPANY DATED APRIL 1, 2020.

Missy Keney, Investor Relations
701.280.5120 (Office)
missy.keney@alerus.com
investors.alerus.com

FOR IMMEDIATE RELEASE

ALERUS FINANCIAL CORPORATION ANNOUNCES MOVE

TO VIRTUAL ANNUAL MEETING OF STOCKHOLDERS FOR 2020

GRAND FORKS, N.D. (April 20, 2020) – Alerus Financial Corporation (NASDAQ: ALRS) announced that its 2020 Annual Meeting of Stockholders scheduled for Tuesday, May 12, 2020 at 1:30 p.m. CT, will be conducted through virtual means only due to the public health concerns related to the coronavirus (COVID-19) pandemic and to support the health and safety of its stockholders and employees. Stockholders can participate via live webcast, but may not physically attend this year’s meeting.

As described in the proxy materials for the Annual Meeting, stockholders as of the close of business on March 13, 2020, the record date, are entitled to participate in the Annual Meeting.

Stockholders can participate in and vote during the Annual Meeting by visiting https://web.lumiagm.com/288140204 and entering: (i) the passcode: alerus2020; and (ii) the 11-digit control number found on the proxy card previously distributed to all stockholders.  Stockholders may also ask questions during the Annual Meeting by following the instructions available on the meeting website.

All stockholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy card. The proxy card that was previously distributed will not be updated to reflect the change in meeting format and may be used to vote shares in connection with the Annual Meeting. Stockholders who have previously sent in proxies, or voted via telephone or by internet, do not need to take any further action.

For more information regarding Alerus Financial Corporation’s virtual annual meeting, please visit investors.alerus.com.

About Alerus Financial Corporation

Alerus Financial Corporation is a diversified financial services company headquartered in Grand Forks, N.D. Through our subsidiary, Alerus Financial, National Association, we provide innovative and comprehensive financial solutions to businesses and consumers through four distinct business segments—banking, retirement and benefit services, wealth management, and mortgage. These solutions are delivered through a relationship-oriented primary point of contact along with responsive and client-friendly technology. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, N.D., the Minneapolis-St. Paul, Minn. metropolitan area, and Scottsdale and Mesa, Ariz. Alerus Retirement and Benefits plan administration offices are located in St. Paul and Albert Lea, Minn., East Lansing and Troy, Mich., and Bedford, N.H.

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